SMITH BARNEY SERIES FUND
                        F/Y/E December 31, 1996

Issuer                  Trade   Selling Dealer        Purch. % of     % of
                        Date                  Shares  Price  Fund    Issue
                                                                    (2)
                                                           Assets(
                                                           1)
Omnipoint Corp.        1/26/96  DLJ                   $16.00   0.19% 0.31%
                                              10,000

Repsol, SA ADS         2/6/96   Goldman Sachs         $35.00   1.85% 0.26%
                                              45,000

Hollinger              2/1/96   Merrill Lynch          $9.25
International Inc.                            50,000
                                Sanford
                               Bernstein      10,000
                                                              0.54% 0.43%
                                              60,000

Berg Electronics       3/1/96   DLJ                   $21.00   0.56% 0.38%
                                              25,000

PacifiCorp             3/6/96   Goldman Sachs  27,000 $20.87   1.11% 3.53%
                                                          5

Technology             4/4/96   Morgan Stanley 15,000 $27.00   0.41% 0.27%

Associates First       5/7/96   Goldman Sachs         $29.00   0.79% 0.30%
Capital Corp.                                 20,000
                                JP Morgan                    .
                                              10,000
                                Sanford
                               Bernstein         100

                                              30,100

Lycos Inc.             4/2/96   Hambrecht  &          $16.00  0.013% 0.03%
                               Quist             800

Western Wireless       5/22/96  Goldman Sachs         $23.50   0.31% 0.14%
Corp.                                         15,000

Noram Financing I      6/12/96  Merrill Lynch         $50.00   2.30% 2.00%
                                              60,000

Oregon Steel Mills     6/13/96  Paine Webber          $12.75   1.95% 2.33%
Inc.                                          200,00
                                                   0

Teleport Comm Group    6/27/96  Merrill Lynch  35,000 $16.00   1.18% 0.23%

Quality Dining Inc.    7/26/96  Schroder              $25.00   0.19% 0.44%
                               Wertheim       10,000

National Processing    8/8/96   Salomon               $16.50   0.13% 0.15%
Inc.                            Brothers       10,000

Arden Realty Group     10/3/96  Lehman          4,500 $20.00   0.24% 0.22%
                               Brothers

Steel Dynamics Inc.   11/21/96  Morgan Stanley        $16.00   0.03% 0.07%
                                               3,000

Compania Anonima      11/21/96  Lehman                $23.00   1.43% 0.49%
 Nacional Telefonos             Brothers       100,00
 de Venezuela                                      0

West Teleservices     11/25/96  Goldman Sachs         $18.00   0.03% 0.05%
Corp.                                         13,000